Exhibit 99.1

St. Jude Medical, Inc. Global Headquarters One St. Jude Medical Drive St. Paul, MN 55117-9913 USA Tel 651 756 2000 sjm.com

News Release

CONTACTS: J.C. Weigelt Investor Relations Tel 651 756 4347 jweigelt@sjm.com	Candace Steele Flippin Media Relations Tel 651 756 3029 csflippin@sjm.com

St. Jude Medical Announces Leadership Transition Plan

Daniel J. Starks to Become Executive Chairman, Effective January 1, 2016

Michael T. Rousseau to Succeed Starks as President and Chief Executive Officer

ST. PAUL, Minn.– September 09, 2015 – St. Jude Medical, Inc. (NYSE: STJ) today announced that its Board of Directors has implemented a leadership transition plan that capitalizes on the strength of the St. Jude Medical management team. Effective January 1, 2016, Michael T. Rousseau will become President and Chief Executive Officer (CEO) and a member of the St. Jude Medical Board of Directors. Daniel J. Starks, following a distinguished career as St. Jude Medical’s Chairman, President and Chief Executive Officer, has decided to retire from his position as President and Chief Executive Officer and has been elected Executive Chairman of the St. Jude Medical Board of Directors.

“St. Jude Medical is moving forward with this leadership succession from a position of strength and, because of this, we believe it’s the right time to make this transition,” Starks said. “Our consistent ability to deliver impactful technologies that improve patient outcomes is what ultimately drives sales and creates shareholder value. The progress we have made with our innovation-based growth program is becoming increasingly visible. We have demonstrated our ability to accelerate sales driven by our key growth driver programs, including CardioMEMS, our atrial fibrillation portfolio and our robust pipeline of neuromodulation products for chronic pain.”

“St. Jude Medical’s mission is to transform the treatment of expensive epidemic diseases where medical device technology can improve patient care and reduce the costs of health care,” continued Starks. “Mike’s vision, expertise and proven track record at St. Jude Medical make him a natural choice for CEO. Today’s announcement underscores our deep bench of talent and, together, we will ensure a seamless transition for the benefit of all St. Jude Medical stakeholders.”

John W. Brown, St. Jude Medical Director and Chairperson of the Governance and Nominating Committee, said, “As an organization highly focused on talent development, the selection of Mike to succeed Dan reflects the Board’s thoughtful approach to succession planning. Mike has consistently demonstrated that he is a visionary leader, innovator and strong operator, and the Board believes Mike is the right leader to deliver continued shareholder value. The creation of the Executive Chairman role will help ensure a seamless leadership transition.”

St. Jude Medical, Inc. Global Headquarters One St. Jude Medical Drive St. Paul, MN 55117-9913 USA Tel 651 756 2000 sjm.com

Mr. Rousseau joined St. Jude Medical in 1999 as Senior Vice President, Cardiac Rhythm Management (CRM) Global Marketing, and later that year, CRM marketing and sales were combined under his leadership. In January 2008, he was promoted to Group President and assumed responsibility for the company’s four product divisions. He was named Chief Operating Officer in 2014, overseeing global sales, marketing, technology development, operations, supply chain and quality functions. Mr. Rousseau has helped to drive strategic transformation across virtually every area of the company. He was the architect of St. Jude Medical’s recent, significant integration of four product divisions into centralized global functions with a shared global vision, mission and growth strategy based on accelerating innovation. During this time and under Mr. Rousseau’s leadership, St. Jude Medical has achieved significant cost-savings and operational efficiencies. He led the realignment of global supply chain management, restructured the company’s overseas manufacturing, and established a global quality system to put a global infrastructure in place to prepare the company for future growth. Recognizing the changing customer landscape, he broadened the company’s global customer service operations with a focus to enhance the experience for St. Jude Medical customers worldwide.

“Over the past 16 years, I have had the privilege of working alongside Dan to change the company from being largely dependent on valves and CRM devices to being an industry leader with a diverse disease state management portfolio. With our recent acquisitions and our strong, robust product pipeline, I am focused on remaining steadfast in our commitment to innovation and growth so that we can continue Dan’s legacy of bringing the right solutions at the right time to our customers, while improving patient outcomes and reducing health care costs,” said Rousseau. “This is an exciting time for our industry, and I am highly confident in our ability to continue to deliver technologies that transform patient care in markets around the world. I am honored to assume this leadership role in January and look forward to the opportunity to continue shaping the great legacy of St. Jude Medical.”

Stuart M. Essig, Ph.D., St. Jude Medical Director, Chairperson of the Compensation Committee, and Member of the Governance and Nominating Committee said, “Over the last 16 years, I’ve watched Mike execute his vision at St. Jude Medical, and I am convinced he is the right leader for the company today. The Board is very confident St. Jude Medical has the leadership to drive success for many years to come.”

Mr. Starks became Chairman, President and CEO of St. Jude Medical in May 2004. During his 11-year tenure, Mr. Starks led the company’s growth from approximately $1.9 billion in annual revenue in 2003 to more than $5.6 billion in annual revenue in 2014, translating into over 20,000 patients worldwide who are helped by a St. Jude Medical device each business day. Mr. Starks has been consistently focused on delivering value to shareholders, having delivered approximately 110 percent return to shareholders through share price appreciation and the institution of an annual dividend beginning in 2011. As Executive Chairman, Mr. Starks will assist in strategic customer, business and key stakeholder relationships globally and act as a strategic advisor to Mr. Rousseau in addition to his governance and oversight responsibilities.

“Dan is an exceptional leader who transformed St. Jude Medical into the strong global company it is today, while delivering consistent growth and significant shareholder value,” added Stuart M. Essig, Ph.D. “We look forward to Dan’s continued leadership in his new capacity as Executive Chairman.”

St. Jude Medical, Inc. Global Headquarters One St. Jude Medical Drive St. Paul, MN 55117-9913 USA Tel 651 756 2000 sjm.com

About St. Jude Medical

St. Jude Medical is a global medical device manufacturer dedicated to transforming the treatment of some of the world’s most expensive epidemic diseases. The company does this by developing cost-effective medical technologies that save and improve lives of patients around the world. Headquartered in St. Paul, Minn., St. Jude Medical has four major clinical focus areas that include cardiac rhythm management, atrial fibrillation, cardiovascular and neuromodulation. For more information, please visit sjm.com or follow us on Twitter @StJudeMedicalIR.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. Such forward-looking statements include the expectations, plans and prospects for the Company, including potential clinical successes, anticipated regulatory approvals and future product launches, and projected revenues, margins, earnings and market shares. The statements made by the Company are based upon management’s current expectations and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include market conditions and other factors beyond the Company’s control and the risk factors and other cautionary statements described in the Company’s filings with the SEC, including those described in the Risk Factors and Cautionary Statements sections of the Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2015 and Quarterly Report on Form 10-Q for the fiscal quarter ended July 4, 2015. The Company does not intend to update these statements and undertakes no duty to any person to provide any such update under any circumstance.